Exhibit 10.7

STERLING BANCORP, INC.

2020 OMNIBUS EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF

STOCK OPTION AND

STOCK OPTION AGREEMENT

You have been granted an option to purchase Common Stock of the Corporation, subject to the terms and conditions of the Plan and this Agreement, per the cover page:

This STOCK OPTION AGREEMENT (the “Agreement”) is executed and delivered in duplicate by and between Sterling Bancorp, Inc., a Michigan corporation (the “Corporation”), and you (“Optionee”).

In consideration of the mutual covenants of the parties set forth below, the parties agree as follows:

1.Grant of Option.  The Corporation, pursuant to the Sterling Bancorp, Inc. 2020 Omnibus Equity Incentive Plan, as amended from time to time (the “Plan”), and subject to the terms and conditions of the Plan, grants to Optionee a Nonstatutory Stock Option (the “Option”) to purchase the number of Shares of Common Stock of the Corporation set forth on the cover page at the exercise price per share set forth on the cover page.  The number of Shares and exercise price per Share of the Option shall be proportionately adjusted in the event the Corporation changes the number of shares of its outstanding Common Stock by reason of a stock dividend or stock split issued to shareholders, and is otherwise subject to adjustment as provided in the Plan.

2.Exercisability of Option.  The Option shall become first exercisable in accordance with the Vesting Schedule below, and shall in no event be exercisable after the close of business on the expiration date designated on the cover page.  Further, the Committee may in its discretion, at any time accelerate the vesting of the Option designated on the cover page on such terms and conditions as it deems appropriate.

Completed Years of
Employment/Service	Cumulative
From Date of Grant	Vesting Percentage
1	33%
2	66%
3 Years or more	100%

3.Time to Exercise Option.

(a)General.  If Optionee’s Service ceases for any reason other than Optionee's death, Disability or termination for Cause (as determined by the Committee), Optionee may exercise the Option in accordance with its terms until the close of business on the earlier of (1) 3 months following the date Optionee’s Service ceased or (2) the expiration date of the Option, but only to the extent Optionee was entitled to exercise the Option on the date of termination.

(b)Death.  If Optionee dies while an Employee or Consultant, the Option shall be automatically 100% vested and shall be exercisable in accordance with its terms by the personal representative of Optionee or other successor to the interest of Optionee for one year after Optionee's death, but not beyond the Expiration Date of the Option.  If Optionee dies after the termination of Service other than for Cause but during the time when Optionee could have exercised the Option, the Option shall be exercisable in accordance with its terms by the personal representative of Optionee or other successor to the interest of Optionee for one year after Optionee's death, but only to the extent that Optionee was entitled to exercise the Option on the date of death or termination of Service, whichever first occurred, and not beyond the Expiration Date of the Option.

(c)Disability.  If Optionee ceases to be an Employee or Consultant of the Corporation or one of its Subsidiaries due to Optionee's Disability, the Option shall be automatically 100% vested and Optionee may exercise the Option in accordance with its terms for one year following such termination of Service, but not beyond the Expiration Date of the Option.

(d)Termination for Cause.  If Optionee's Service is terminated for Cause, Optionee shall have no further right to exercise this Option and all of Optionee's outstanding Options shall automatically be forfeited and returned to the Corporation.  The Committee shall have absolute discretion to determine whether a termination is for Cause.

4.Method of Exercise.  Optionee, from time to time during the period when the Option may by its terms be exercised, may exercise the Option in whole or in part by delivering to the Corporation:

(a)A written notice signed by Optionee in substantially the form attached as Exhibit A stating the number of shares that Optionee has elected to purchase at that time from the Corporation; and

(b)Cash, a check, bank draft, money order or wire of funds payable to the Corporation in an amount equal to the purchase price of the shares then to be purchased; or

(c)Consideration received by the Corporation under a cashless exercise program implemented by the Corporation in connection with the Plan or same day sale; or

(d)By a combination of any one or more of (b) and (c) above aggregating the purchase price of the shares then to be purchased.

The value of the shares of the Common Stock delivered to Optionee shall be the Fair Market Value of the Common Stock as defined in Section 2(r) of the Plan.  If the Committee deems it necessary or desirable for any reason connected with any law or regulation of any governmental authority relating to the regulation of securities, the Committee may require Optionee to execute and file with it such evidence as it may deem necessary that Optionee is acquiring such shares for investment and not with a view to their distribution.

5.Non-Transferability of Option.  Unless otherwise permitted by the Code, by Rule 16b-3 of the Exchange Act and by applicable state securities laws, and approved in advance by the Committee, an Option shall be exercisable only by Optionee or a Permitted Transferee during Optionee’s lifetime and shall not be assignable or transferable other than to a Permitted Transferee or by will or by the laws of inheritance following Optionee’s death.

6.Change in Control.  The Option is subject to the accelerated vesting in the discretion of the Committee upon a Change of Control in accordance with Section 6 of the Plan.

7.Notices.  Any notice by Optionee to the Corporation under this Agreement shall be in writing and shall be deemed duly given only upon receipt of the notice by the Corporation at its principal executive offices addressed to its General Counsel or Chief Financial Officer.  Any notice by the Corporation to Optionee shall be in writing or by electronic transmission and shall be deemed duly given if mailed or sent by electronic transmission to Optionee at the address specified below by Optionee, or to Optionee's email address at the Corporation, or to such other address as Optionee may later designate by notice given to the Corporation.

8.Acceptance of the Terms and Conditions of the Plan.  The Option and this Agreement are subject to the terms and conditions of the Plan.  The Plan is incorporated in this Agreement by reference and all capitalized terms used in this Agreement have the meaning set forth in the Plan, unless this Agreement specifies a different meaning.  By signing this Agreement, Optionee accepts the Option, acknowledges receipt of a copy of the Plan and acknowledges that the Option is subject to all the terms and provisions of the Plan and this Agreement.  Optionee further agrees to accept as binding, conclusive and final all decisions and interpretations by the Committee upon any questions arising under the Plan.  The terms of the Plan will control in the event that the Plan and this Agreement are inconsistent.

9.No Right to Continuing Service.  Nothing in this Agreement shall confer any right on Optionee to continue in Service of the Corporation or any Subsidiary thereof for any period of specific duration or creates any contract of employment, and nothing in this Agreement or the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation (or any Subsidiary thereof) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time and for any reason, with or without Cause.

10.Amendment or Termination of Plan and this Agreement.  The Corporation reserves the right to amend or terminate the Plan and this Agreement as provided for or not prohibited by the Plan. Any amendment to this Agreement shall be in writing and signed by the Corporation, and to the extent required by the Plan, signed by Optionee.

11.Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable, in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12.Governing Law.  The validity, construction and effect of this Agreement shall be governed by the laws of the State of Michigan.

The Corporation has caused this Agreement to be executed by its duly authorized officer, and Optionee has acknowledged this Agreement, as of the Grant Date.

STERLING BANCORP, INC.

By:	/s/ Thomas M. O’Brien

Its:	Chairman, President and Chief Executive Officer

Exhibit A

NOTICE OF EXERCISE OF

STOCK OPTION

The undersigned hereby gives notice to Sterling Bancorp, Inc. (the “Corporation") of the desire to purchase shares of Common Stock of the Corporation pursuant to the Sterling Bancorp, Inc. 2020 Omnibus Equity Incentive Plan.

1.Exercise of Option.

Name: _____________________________

Date: ______________________________

Shares to be Exercised: _______________ Incentive Stock Options / Nonstatutory

Stock Options

Per-Share Exercise Price: $___________

Aggregate Exercise Price: $___________ (for all shares being purchased)

2.	Delivery of Payment. Indicate below how the full option exercise price for the shares is to be paid:

____	Cash in the form of check, bank draft, money order, or wire of funds payable to "Sterling Bancorp, Inc."

___	Pursuant to a cashless exercise program implemented by the Corporation (same day sale)

___

A combination of the above (please provide details, for example, describe the number of shares to be purchased with cash and the number of shares to be purchased with previously owned shares of Common Stock):

________________________________________________________________

________________________________________________________________

________________________________________________________________

Signature

Dated:

Address: